Exhibit 10.38

THE STATE OF NEW HAMPSHIRE

CHAIRMAN Thomas B. Getz COMMISSIONERS Graham J. Morrison Clifton C. Below		Tel. (603) 271-2431 FAX (603) 271-3878 TDD Access: Relay NH 1-800-735-2964

EXECUTIVE DIRECTOR AND SECRETARY Debra A. Howland	PUBLIC UTILITIES COMMISSION 21 S. Fruit Street, Suite 10 Concord, N.H. 03301-2429	Website: www.puc.nh.gov

May 12, 2009

Shirley J. Linn, Esq.
Executive Vice President and General Counsel
FairPoint Communications, Inc.
521 East Morehead Street
Suite 500
Charlotte, NC 28202

Re:  Amendment to March 31, 2009 Plan for Utilization of $50,000,000 Set Aside

Dear Ms. Linn:

This letter is to advise you that the New Hampshire Public Utilities Commission has reviewed FairPoint’s request for amendment of its March 31, 2009 plan.  Consistent with Section 2.5.3 of the Settlement Agreement approved by Commission Order No. 24,823, the Commission has approved your request to use those funds for general working capital purposes such as operating expenses and capital expenditures.  The Commission’s approval is conditioned on FairPoint’s commitment to invest additional funds in Commission-approved New Hampshire projects as follows:

$15,000,000 to be spent by December 31, 2010
$20,000,000 to be spent by December 31, 2011
$30,000,000 to be spent by December 31, 2012

The Commission has determined, in light of FairPoint’s recent filing with the Securities and Exchange Commission, that allowing FairPoint to use the $50,000,000 for general working capital at this time is reasonable in order to improve the Company’s liquidity.  Furthermore, the Commission has concluded that FairPoint’s commitment to increase capital expenditures in New Hampshire is appropriate under the circumstances.

Very truly yours,

/s/ F. Anne Ross

F. Anne Ross, Esq.
General Counsel